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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-3 of our report dated April 28, 2005 relating to the financial statements and financial statement schedule, which appears in Veritas DGC Inc.'s Annual Report on Form 10-K for the year ended July 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
August 29, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM